Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-190963) of Stratasys Ltd. of our report dated February 26, 2020 relating to the financial statements, schedule of valuation and qualifying accounts and reserves and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 26, 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited